Exhibit 2.1
STOCK CONTRIBUTION AGREEMENT
     This Stock Contribution Agreement (this “Agreement”) is entered into as of August 17, 2005, by and among First Mercury Holdings, Inc., a Delaware corporation (“Holdings”), First Mercury Financial Corporation, a Delaware corporation (the “Company”), FMFC Holdings, LLC, a Delaware limited liability company (the “GC-Holdings”), Jerome M. Shaw (“Mr. Shaw”), William S. Weaver (“Mr. Weaver”) each of the individuals set forth under the heading “Managers” on the signature pages hereto (each, a “Manager” and collectively, the “Managers”), and each of the individuals set forth under the heading “Selling Shareholders” on the signature pages hereto (each, a “Selling Shareholder” and collectively, the “Selling Shareholders”). GC-Holdings, Mr. Shaw, Mr. Weaver, the Managers and the Selling Shareholders are sometimes referred to herein as “Contributors”.
     WHEREAS, this Agreement contemplates a transaction in which each Contributor will contribute all of its stock and options in the Company to Holdings in exchange for cash and/or shares of capital stock and/or options in Holdings (collectively, the “Exchange”);
     WHEREAS, in exchange for its contributions to Holdings, GC-Holdings will receive preferred stock of Holdings (on terms substantially the same as its existing series of preferred stock in the Company and on a fully accreted basis with all accrued and unpaid dividends) convertible into 54.85% (assuming all potential Contributors participate in the Exchange) of the shares of common stock of Holdings on a fully diluted basis;
     WHEREAS, in exchange for their contributions to Holdings, the Managers will receive common stock in Holdings equal to an aggregate of 13.75% (assuming all potential Contributors participate in the Exchange) of the shares of common stock of Holdings on a fully diluted basis;
     WHEREAS, in exchange for his contribution to Holdings, Mr. Shaw will receive (i) common stock in Holdings equal to an aggregate of 28.59% (assuming all potential Contributors participate in the Exchange) of the shares of common stock of Holdings on a fully diluted basis and (ii) $27,554,030 of cash;
     WHEREAS, in exchange for his contribution to Holdings, Mr. Weaver will receive (i) common stock in Holdings equal to an aggregate of 2.81% (assuming all potential Contributors participate in the Exchange) of the shares of common stock of Holdings on a fully diluted basis and (ii) $3,417,005 of cash;
     WHEREAS, in exchange for their contributions to Holdings, each Selling Shareholder will receive its pro rata share of $29,140,223 of cash;
     WHEREAS, the parties to this agreement hereby recognize and acknowledge that Mr. Shaw’s cash payment of $27,554,030 is based upon a premium value of $7,597.93 per share of the Company’s common stock (the “Premium”), and that Mr. Weaver’s cash payment of $3,417,005 and the Selling Shareholder’s cash payment of $29,140,223 are based upon a value of $5,975.00 per share of the Company’s common stock;

     WHEREAS, to the extent that a Contributor is receiving stock pursuant to the Exchange, the contribution of stock from such Contributor to Holdings is intended to qualify for “tax-free” treatment under Section 351 of the Code;
     WHEREAS, funds for the cash payments to Mr. Shaw and the Selling Shareholders and for the payment of the Transaction Expenses (as defined below) incurred by Holdings and GC-Holdings will be paid out of the proceeds of the Financing (as defined below);
     WHEREAS, upon the consummation of the Exchange, Holdings shall pay to Glencoe an advisory fee equal to 2% of the principal amount issued in the Financing (as defined below).
     WHEREAS, Holdings has agreed in connection with the Financing to use commercially reasonable efforts to acquire the Company Stock outstanding after the Initial Closing Date that is not acquired by Holdings pursuant to the Exchange.
     NOW, THEREFORE, in consideration of the premises and the actual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows.
     Section 1. Definitions
     “Acceptance Date” shall mean the date upon which (i) the condition in Section 5(c) has been satisfied and (ii) Signing Deliveries representing at least 90% of the shares of Company Stock on a fully diluted basis have been tendered to Holdings.
     “Agreement” shall have the meaning set forth in the recitals.
     “Amended and Restated Employment Agreement” shall mean that certain Amended and Restated Employment Agreement, to be entered into by and between the Company and Mr. Shaw, in the form of the Amended and Restated Employment Agreement that was included in the Distribution.
     “Amendment No. 1 to Non-Competition and Confidentiality Agreement” shall mean that certain Amendment No. 1 to Non-Competition and Confidentiality Agreement, to be entered into by and between American Risk Pooling Consultants, Inc. and Mr. Shaw, in the form of the Amendment No. 1 to Non-Competition and Confidentiality Agreement that was included in the Distribution.
     “Business Day” shall mean any day other than a Saturday, a Sunday or any day that is a legal holiday under the laws of the State of Illinois or New York, or any day on which banks located in the State of Illinois or New York are required or authorized by law to be closed.
     “Closing” and “Closings” shall have the meanings set forth in Section 2(c).
     “Closing Date” shall have the meaning set forth in Section 2(c).

     “Company” shall have the meaning set forth in the recitals.
     “Company Common Stock” shall mean the shares of common stock, par value $0.01 per share, of the Company.
     “Company Options” shall mean the outstanding options to purchase Company Common Stock, issued pursuant to the Stock Option Plan by the Company to certain Contributors from time to time.
     “Company Series A Preferred Stock” shall mean the Series A Convertible Preferred Stock, par value $0.01 per share, of the Company.
     “Company Stock” shall mean the Company Series A Preferred Stock and Company Common Stock.
     “Consent and Acknowledgement” shall mean that certain Consent and Acknowledgement, to be executed by the holders of Company Options in connection with the Exchange, in the form of the Consent and Acknowledgement that was included in the Distribution.
     “Contributors” shall have the meaning set forth in the recitals.
     “Distribution” shall mean the distribution of certain agreements, documents, and informational materials made by McDermott Will & Emery LLP on behalf of Holdings to the stockholders and option holders of the Company in connection with and to effectuate the Exchange and related transactions.
     “Exchange” shall have the meaning set forth in the recitals.
     “Financing” shall mean the Rule 144A offering by Holdings of its senior floating rate notes due 2012 in the aggregate principal amount of $65.0 million.
     “Glencoe” shall mean Glencoe Capital, LLC, an Illinois limited liability company.
     “GC-Holdings” shall have the meaning set forth in the recitals.
     “Holdings” shall have the meaning set forth in the recitals.
     “Holdings Common Stock” shall mean the shares of common stock, par value $0.01 per share, of Holdings.
     “Holdings Options” shall mean the options to purchase Holdings Common Stock resulting from the assumption by Holdings of the Company Options and the Stock Option Plan upon the consummation of the transactions contemplated herein.

     “Holdings Series A Preferred Stock” shall mean the Series A Convertible Preferred Stock, par value $0.01 per share, of Holdings.
     “Holdings Stock” shall mean the Holdings Series A Preferred Stock and Holdings Common Stock.
     “Initial Closing” shall have the meaning set forth in Section 2(c)(i).
     “Initial Closing Date” shall have the meaning set forth in Section 2(c)(i).
     “Liability” means any liability, whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due.
     “Manager” and “Managers” shall have the meanings set forth in the recitals.
     “Material Adverse Effect” means any change or effect that is materially adverse to the properties, assets, business, condition (financial or otherwise), results of operations, or prospects of the Company and its Subsidiaries, taken as a whole.
     “Mr. Shaw” shall have the meaning set forth in the recitals.
     “Mr. Weaver” shall have the meaning set forth in the recitals.
     Non-Competition and Confidentiality Agreement” shall mean that certain Non-Competition and Confidentiality Agreement, to be entered into by and between Holdings and Mr. Shaw, in the form of the Non-Competition and Confidentiality Agreement that was included in the Distribution.
     “Offering Memorandum” shall mean that certain Preliminary Offering Memorandum dated July 28, 2005 prepared in connection with the Financing.
     “Premium” shall have the meaning set forth in the recitals.
     “Released Claims” shall have the meaning set forth in Section 2(d).
     “Released Parties” shall have the meaning set forth in Section 2(d).
     “Releasors” shall have the meaning set forth in Section 2(d).
     “Securities Act” means the Securities Act of 1933, as amended.
     “Security Interest” means any lien, encumbrance, mortgage, pledge, or other security interest.
     “Selling Shareholder” and “Selling Shareholders” shall have the meanings set forth in the recitals.

     “Stock Option Plan” shall mean that certain First Mercury Financial Corporation 1998 Stock Compensation Plan dated as of September 14, 1998, as amended from time to time.
     Stockholders Agreement” shall mean that certain Stockholders Agreement to be entered into by and among Holdings and the shareholders and option holders of Holdings, in the form of the Stockholders Agreement that was included in the Distribution.
     “Signing Deliveries” shall have the meaning set forth in Section 2(a).
     “Subsequent Closing” shall have the meaning set forth in Section 2(c)(ii).
     “Subsequent Closing Date” shall have the meaning set forth in Section 2(c)(ii).
     “Subsidiary” means any corporation more than fifty percent (50%) of the outstanding voting securities of which, or any partnership, joint venture or other entity more than fifty percent (50%) of the total equity interest of which, is directly or indirectly owned by the Company or any other entity otherwise controlled by or under common control with the Company.
     “Transaction Expenses” shall have the meaning set forth in Section 7(c).
     Section 2. Basic Transaction.
     (a) Actions at the Signing. To be eligible to participate in the Exchange, each Contributor shall first execute and deliver to Holdings an executed copy of this Agreement and the following related transaction documents (the “Signing Deliveries”):
          (i) any certificates or instruments representing all of such Contributor’s Company Stock complete with any executed stock powers or instruments necessary to effect the contribution of such Company Stock to Holdings, which shall be held in escrow by Holdings until the applicable Closing;
          (ii) with respect to any Contributor who is not a Selling Shareholder, an executed Stockholders Agreement, which shall become effective upon the Initial Closing Date;
          (iii) with respect to any Contributor who holds Company Options, an executed Consent and Acknowledgement;
          (iv) with respect to Mr. Shaw, (A) an Amended and Restated Employment Agreement, (B) a Non-Competition and Confidentiality Agreement, and (C) an Amendment No. 1 to Non-Competition and Confidentiality Agreement, each of which shall become effective upon the Initial Closing Date; and
          (v) with respect to Mr. Smith and Mr. Weaver, executed waiver letters with respect to a change of control under their respective employment agreements with the Company.

Holdings shall hold all of the Signing Deliveries in escrow until the applicable Closing. No Closing shall occur until after the Acceptance Date. Once the Acceptance Date occurs, one or more Closings may occur as provided in Section 2(c)(ii). In the event that this Agreement is terminated pursuant to Section 6 hereof, Holdings shall promptly return to each Contributor such Contributor’s Signing Deliveries and such Contributor will have no further rights under this Agreement.
     (b) The Contributions and Assumption.
          (i) At the Initial Closing, subject to and in accordance with the terms and conditions of this Agreement:
          (A) GC-Holdings shall contribute all of its Company Preferred Stock to Holdings, and, provided that GC-Holdings has executed this Agreement and tendered the requisite Signing Deliveries on or prior to the Acceptance Date, Holdings shall issue to GC-Holdings the number of shares of Holdings Preferred Stock set forth next to GC-Holdings’ name on the attached Contributions Schedule;
          (B) Each Manager shall contribute all of his or her Company Common Stock to Holdings, and in return, provided that such Manager has executed this Agreement and tendered the requisite Signing Deliveries on or prior to the Acceptance Date, Holdings shall issue to each Manager the number of shares of Holdings Common Stock set forth next to such Manager’s name on the attached Contributions Schedule;
          (C) Mr. Shaw shall contribute all of his Company Common Stock to Holdings, and in return, provided that Mr. Shaw has executed this Agreement and tendered the requisite Signing Deliveries on or prior to the Acceptance Date, Holdings shall (A) issue to Mr. Shaw the number of shares of Holdings Common Stock set forth next to Mr. Shaw’s name on the attached Contributions Schedule and (B) pay $27,554,030 to Mr. Shaw in immediately available funds;
          (D) Mr. Weaver shall contribute all of his Company Common Stock to Holdings, and in return, provided that Mr. Weaver has executed this Agreement and tendered the requisite Signing Deliveries on or prior to the Acceptance Date, Holdings shall (A) issue to Mr. Weaver the number of shares of Holdings Common Stock set forth next to Mr. Weaver’s name on the attached Contributions Schedule and (B) pay $3,417,005 to Mr. Weaver in immediately available funds;
          (E) Each Selling Shareholder who has executed this Agreement and tendered the requisite Signing Deliveries on or prior to the Acceptance Date, shall contribute all of his or her Company Common Stock to Holdings, and in return, Holdings shall pay to each Selling Shareholder the amount set forth next to such Selling Shareholder’s name on the attached Contributions Schedule, in immediately available funds; and

          (F) Holdings shall assume the Stock Option Plan and any outstanding Company Option, and each Contributor who is a holder of any Company Option shall execute a Consent and Acknowledgement, the combined effect of which shall be that each such Company Option shall thereafter become a Holdings Option. In consideration of Holdings’ assumption of the Stock Option Plan, the Company shall issue to Holdings an option to purchase Company Common Stock for the like number of shares and for the aggregate exercise price of Company Options that have been assumed by Holdings.
          (ii) At any Subsequent Closing, subject to and in accordance with the terms and conditions of this Agreement, each Selling Shareholder who has executed this Agreement and tendered the requisite Signing Deliveries after the Acceptance Date, shall contribute all of his or her Company Common Stock to Holdings, in return for the amount set forth next to such Selling Shareholder’s name on the attached Contributions Schedule, in immediately available funds.
     (c) The Closings. The closings of the transactions contemplated by this Agreement shall take place at the offices of McDermott Will & Emery LLP, 227 West Monroe Street, Chicago, IL 60606 as follows:
          (i) The Initial Closing. With respect to each Contributor who has delivered to Holdings an executed copy of this Agreement and the Signing Deliveries required in Section 2(a) above on or prior to the Acceptance Date, Holdings shall consummate an initial closing (the “Initial Closing”) of the Exchange simultaneously with the closing of the Financing (“the Initial Closing Date”) and shall deliver the following items on or before the fifth Business Day after the Initial Closing Date: (i) the stock certificates representing Holdings Stock and/or cash to the Contributors in the amounts and manner provided in Section 2(b)(i) above and (ii) to each such Contributor who is not a Selling Shareholder, an executed Stockholders Agreement, which shall become effective as of the Initial Closing Date.
          (ii) The Subsequent Closings. For a period of 30 calendar days after the Acceptance Date, any Selling Shareholder who did not participate in the Initial Closing may participate in the Exchange by delivering to Holdings an executed copy of this Agreement and the applicable Signing Deliveries required in Section 2(a) above. On or before the fifth Business Day after such Selling Shareholder has made such deliveries to Holdings (a “Subsequent Closing Date”), Holdings shall consummate the Exchange and deliver to such Selling Shareholder cash in the amounts and manner provided in Section 2(b)(ii) above (a “Subsequent Closing”).
The Initial Closing and each Subsequent Closing shall be referred to herein as a “Closing” and collectively as the “Closings”, and the Initial Closing Date and Subsequent Closing Dates shall be referred to herein collectively as the “Closing Date”.
     (d) Release. Effective upon the Closing Date upon which the Exchange occurs with respect to the relevant Selling Shareholder, each Selling Shareholder and each of his, her or its successors and assigns (collectively, the “Releasors”), hereby and forever fully and irrevocably releases Holdings, the Company, GC-Holdings, Glencoe and Mr. Shaw and their predecessors, successors, assigns and past and present subsidiaries, affiliates, stockholders, directors, officers, employees, agents, and representatives (collectively, the “Released Parties”) from any and all claims, demands, and causes of action of every kind and nature arising on or prior to such Closing Date whether from the Selling Shareholder’s status as a stockholder, director, employee, creditor or lender of the Released Parties prior to the date of this Agreement, or otherwise (including, without limitation, claims or damages, costs, expenses, and attorneys’, brokers’ and accountants’ fees and expenses), whether known or unknown, suspected or unsuspected (collectively, the “Released Claims”), including those arising from, or made with respect to, this Agreement other than the right to receive the cash and/or Holdings Stock such Contributor is entitled to receive pursuant to Section 2(b)(i). The Releasors hereby irrevocably agree to refrain from directly or indirectly asserting any claim or demand or commencing (or causing to be commenced) any suit, action, or proceeding of any kind in any court or before any tribunal, against any Released Party based upon any Released Claim.
     (e) Consent. Pursuant to Section 228 of the Delaware General Corporate Law and the Second Amended and Restated Stockholders Agreement dated June 7, 2004, each Contributor hereby consents to and approves the Exchange, the Financing, and the payment of the Premium.
     Section 3. Representations and Warranties of Holdings. Holdings represents and warrants to the Contributors that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Initial Closing Date (as though made then and as though the Initial Closing Date were substituted for the date of this Agreement throughout this Section 3).
     (a) Organization, Qualification, and Corporate Power. Holdings is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware.
     (b) Authorization. Holdings has full power and authority to execute and deliver this Agreement and the documents to be delivered hereunder, and to perform its obligations hereunder and thereunder. The execution, delivery and performance of this Agreement and the documents to be delivered hereunder by Holdings have been duly authorized and approved by all requisite corporate action and no other corporate proceedings on the part of Holdings are necessary to authorize this Agreement and the documents to be delivered hereunder, and the transactions contemplated hereby and thereby. This Agreement constitutes, and the documents to be delivered hereunder when executed and delivered will constitute, the valid and legally binding obligations of Holdings, enforceable in accordance with their terms, subject to bankruptcy, reorganization and similar laws of general applicability relating to or affecting creditors rights and to general equity principles.
     (c) Noncontravention. Subject to receipt of all applicable approvals under state insurance holding company system laws, neither the execution and the delivery of this Agreement and each of the documents to be delivered hereunder, nor the consummation of the transactions contemplated hereby or thereby will (i) violate any provision of the certificate of incorporation or bylaws of Holdings, (ii) violate any law, statute, regulation, rule, injunction, judgment, order, decree, ruling, or other restriction of any government, governmental agency, or court to which Holdings is subject, (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which Holdings is a party or by which it is bound or to which any of its assets is subject or (iv) result in the imposition of any Security Interest upon any of its assets. Holdings is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any governmental agency or authority or other third party in order for the parties to consummate the transactions contemplated by this Agreement, other than applicable filings under state insurance holding company system laws.
     (d) Capitalization. The entire authorized capital stock of Holdings consists of (i) 59,600 shares of Holdings Common Stock of which 1 share is issued and outstanding and held of record by GC-Holdings and which will be cancelled and retired on the Initial Closing Date in return for the amount contributed therefor, and (ii) 400 shares of Holdings Series A Preferred Stock, none of which is issued and outstanding. Except as required to be issued pursuant to this Agreement, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require Holdings to issue, sell, or otherwise cause to become outstanding any of its capital stock or securities convertible into any such capital stock.
     (e) Holdings Shares. The Holdings Stock to be issued to the Contributors hereunder will, at the time of their issuance, be duly authorized and validly issued, fully paid and nonassessable and free and clear of any Security Interests.
     Section 4. Representations and Warranties Concerning the Contributors. Each Contributor represents and warrants to the Company that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the applicable Closing Date for such Contributor (as though made then and as though such Closing Date were substituted for the date of this Agreement throughout this Section 4) with respect to himself, herself or itself.
     (a) Organization, Qualification, and Corporate Power. If the Contributor is a corporation, partnership, limited liability company or other entity, the Contributor is duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation.
     (b) Authorization. The Contributor has full power and authority to execute and deliver this Agreement and the documents to be delivered hereunder, and to perform its obligations hereunder and thereunder. If the Contributor is a corporation, partnership, limited liability company or other entity, the execution, delivery and performance of this Agreement and the documents to be delivered hereunder by such Contributor has been duly authorized and approved by all requisite action, and no other proceedings on the part of such Contributor are necessary to authorize this Agreement and the documents to be delivered hereunder, and the transactions contemplated hereby or thereby. This Agreement constitutes, and the documents to be delivered hereunder when executed and delivered will constitute, the valid and legally binding obligations of each Contributor, enforceable in accordance with their terms, subject to bankruptcy, reorganization and similar laws of general applicability relating to or affecting creditors rights and to general equity principles.

     (c) Noncontravention. Neither the execution and the delivery of this Agreement and each of the documents to be delivered hereunder, nor the consummation of the transactions contemplated hereby or thereby will (i) if the Contributor is a corporation, partnership, limited liability company or other entity, violate any provision of the organizational documents of such Contributor, (ii) violate any law, statute, regulation, rule, injunction, judgment, order, decree, ruling, or other restriction of any government, governmental agency, or court to which the Contributor is subject (iii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which the Contributor is a party or by which it is bound or to which any of its assets is subject or (iv) result in the imposition of any Security Interest upon any of its assets. The Contributor is not required to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any governmental agency or authority or other third party in order for the parties to consummate the transactions contemplated by this Agreement.
     (d) Company Stock. The Contributor holds of record and owns beneficially the number of shares of Company Stock set forth next to such Contributors name on the attached Contributions Schedule free and clear of any restrictions on transfer (other than restrictions under the Company Stockholders Agreement, the Securities Act and State securities laws), Security Interests, options, warrants, purchase rights, contracts, commitments and claims and such Contributor holds no other shares of Company Stock or other equity interests of the Company or options, warrants, purchase rights, conversion rights, subscription rights, exchange rights or other rights with respect to such equity interests.
     (e) Investment Representation. The Contributor acknowledges that the shares of Holdings Stock to be issued hereunder have not been, and will not be as of the applicable Closing Date, registered under the Securities Act or the securities laws of any state or other regulatory body and such shares are being offered and sold in reliance upon federal and state exemptions. The Contributor is acquiring the Holdings Stock for its own account with the present intention of holding such securities for investment purposes and not with a view to or for sale in connection with any public distribution of such securities in violation of any federal or state securities laws. The Contributor is a sophisticated investor capable of evaluating the merits and risks of its investment in the Holdings Stock and is an “accredited investor” as such term is defined Section 2(15) of the Securities Act.
     (f) Exchange Offer Circular; Preliminary Offering Memorandum. Prior to the execution of this Agreement, the Contributor and its advisors have received the Exchange Offer Circular, including the Preliminary Offering Memorandum and all other documents related to the Exchange requested by the Contributor, have carefully reviewed them, and have understood the information contained therein. The Contributor and its advisors have had a reasonable opportunity to ask questions of and receive answers from a person or persons acting on behalf of Holdings concerning the Exchange Offer Circular, including the Preliminary Offering Memorandum, the Exchange, the Financing, the Premium and the business, financial condition, results of operations and prospects of the Company and Holdings, and all such questions have been answered to the full satisfaction of Contributor and its advisors. In evaluating its decision to participate in the Exchange and the suitability of an investment in Holdings, the Contributor has not relied upon any representation or other information (oral or written) other than as stated

in the Exchange Offer Circular, including the Preliminary Offering Memorandum or this Agreement.
     Section 5. Conditions to Obligation to Close of Holdings. The obligation of Holdings to consummate the transactions to be performed by it in connection with the Initial Closing is subject to satisfaction of the following conditions:
     (a) Representations and Warranties. The representations and warranties set forth in Section 4 above shall be true and correct at and as of each Contributor’s applicable Closing Date;
     (b) Covenants. Each of the Contributors shall have performed and complied with all of its covenants hereunder through such Contributor’s applicable Closing Date;
     (c) Debt Financing. Holdings shall have simultaneously with the Initial Closing received gross proceeds in the amount not less than $65.0 million from the Financing, on terms acceptable to GC-Holdings;
     (d) No Violation or Injunction. The consummation of the transactions contemplated by this Agreement shall not be in violation of any law or regulation, and shall not be subject to any injunction, stay or restraining order;
     (e) Consents and Waivers. Holdings and the Company shall have made all filings with and notifications of governmental authorities, regulatory agencies and other entities required to be made by such parties in connection with the execution and delivery of this Agreement, the performance of the transactions contemplated hereby and the continued operation of the business of Holdings subsequent to the Initial Closing (except for such as may be properly obtained subsequent to the Initial Closing). Holdings and the Company shall have received all authorizations, waivers, consents and permits, in form and substance satisfactory to Holdings, including any and all notices, consents and waivers required from all third parties, including, without limitation, applicable governmental authorities, regulatory agencies, lessors, lenders and contract parties, required to permit the continuation of the business of Holdings and the Company subsequent to the Initial Closing and the consummation of the transactions contemplated by this Agreement, and to avoid a breach, default, termination, acceleration or modification of any indenture, loan or credit agreement or any other material agreement, contract, instrument, mortgage, lien, lease, permit, authorization, order, writ, judgment, injunction, decree, determination or arbitration award as a result of, or in connection with, the execution and performance of this Agreement. Holdings shall have received approval from the insurance regulatory authority in the states of domicile of the Company’s insurance company Subsidiaries, and from any other applicable insurance regulatory authority, in a form and subject to any conditions or qualifications satisfactory to Holdings, in order to consummate the transactions contemplated in this Agreement;
     (f) No Material Adverse Effect. There shall not have been any Material Adverse Effect whether or not in the ordinary course of business;
     (g) Stockholders Agreement. Holdings, GC-Holdings, the Managers, Mr. Shaw, and Mr. Weaver shall have entered into the Stockholders Agreement;

     (h) Employment and Non-Competition and Confidentiality Agreements. Mr. Shaw and the Company shall have entered into the Amended and Restated Employment Agreement and the Amended and Restated Non-Competition Agreement;
     (i) Change of Control Waivers. Each of Mr. Smith and Mr. Weaver shall have executed waiver letters with respect to a change of control under their respective employment agreements with the Company; and
     (j) Signing Deliveries. Holdings shall have received Signing Deliveries representing at least 90% of the shares of the Company Stock on a fully diluted basis.
     The obligation of Holdings to consummate any Subsequent Closing shall, with respect to the relevant Contributor, be conditioned only upon (i) satisfaction of items (a), (b) and (d) above and (ii) receipt of the applicable Contributor’s Signing Deliveries on or before thirty calendar days after the Acceptance Date.
     Section 6. Termination.
     (a) Termination of Agreement. The parties may earlier terminate this Agreement as provided below:
     (i) This Agreement may be terminated by the written consent of Holdings and the holders of a majority of the Company’s Common Stock on a fully diluted basis at any time prior to the Initial Closing;
     (ii) Holdings or the holders of a majority of the Company’s Common Stock on a fully diluted basis may terminate this Agreement at any time if the Initial Closing has not occurred by September 30, 2005.
     (b) Effect of Termination. If the parties terminate this Agreement pursuant to Section 6(a) above, all rights and obligations of the parties hereunder shall terminate without any Liability of any party, except for any Liability of any party then in breach.
     Section 7. Miscellaneous.
     (a) Survival of Representations and Warranties. All of the covenants and agreements contained in this Agreement have been relied upon and shall survive the Closing until fully performed or discharged. All of the representations and warranties contained in this Agreement have been relied upon and shall survive the Closing and continue in full force and effect indefinitely.
     (b) Indemnification. Each Contributor, severally and not jointly, agrees to indemnify Holdings from and against any loss, damage, claim, liability or expense (including court costs and reasonable attorneys’ fees) Holdings may suffer resulting from, arising out of, relating to, or caused by (A) a misrepresentation or breach by the Contributor of the representations and warranties contained in Section 4 or the covenants and agreements of the Contributor contained in this Agreement, or (B) any and all claims made by third parties based on facts alleged that, if true, would constitute a misrepresentation or breach by the Contributor of the representations and warranties contained in Section 4, or the covenants and agreements Contributor contained in this Agreement.
     (c) Expenses. Each of the parties shall bear its own out-of-pocket, legal, accounting, consulting, actuarial and other fees and expenses related to the transactions contemplated hereby (collectively, the “Transaction Expenses”), provided that, the Company shall pay all of the Transaction Expenses of Holdings and GC-Holdings, whether or not any Closing occurs.
     (d) No Third-Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.
     (e) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.
     (f) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors, assigns and heirs. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.
     (g) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.
     (h) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.
     (i) Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered in person or sent by registered or certified mail, postage prepaid, commercial overnight courier (such as Express Mail, Federal Express, etc.) with written verification of receipt or by telecopy. A notice shall be deemed given: (a) when delivered by personal delivery (as evidenced by the receipt); (b) five (5) days after deposit in the mail if sent by registered or certified mail; (c) one (1) Business Day after having been sent by commercial overnight courier as evidenced by the written verification of receipt; or (d) on the date of confirmation if telecopied, in each case to the address for each party specified on the signature page hereto. Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient using any other means, but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address or facsimile number to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other parties notice in the manner herein set forth.
     (j) Governing Law. This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Illinois without giving effect to any choice or conflict of law provision or rule (either of the State of Illinois or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Illinois.
     (k) Amendments and Waivers. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.
     (l) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.
     (m) Construction. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word “including” shall mean including without limitation.
     (n) Incorporation of Schedules. The Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.
*    *    *    *    *

Contributions Schedule
See the attached Annex A which is incorporated by reference herein.
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

Annex A — Atribution Schedule

	Current
				Shares	Post Recap	Per Share		Current %	Post Recap
Name	Shares	Options	Total	Repurchased	Diluted Shares	Valuation	Proceeds	Ownership	Ownership
Jerome M. Shaw Revocable Trust(1)(2)	7,049.8360	203.2000	7,253.0360	(3,626.5180)	3,626.5180	$7.597.93	$27,554,030	33.33%	28.59%

Bruce Seyburn(1)(2)	849.1938	0.0000	849.1938	(849.1938)	0.0000	$5,975.00	$5,073,933	3.90%	0.00%
Susann Spilkin Revocable Trust(3)	737.1756	0.0000	737.1756	(737.1756)	0.0000	$5,975.00	$4,404,624	3.39%	0.00%
Ronald N. Weiser	635.7071	0.0000	635.7071	(635.7071)	0.0000	$5,975.00	$3,798,350	2.92%	0.00%
McKinley Associates, Inc.	152.7455	0.0000	152.7455	(152.7455)	0.0000	$5,975.00	$912,654	0.70%	0.00%
Scott Turban	152.7455	0.0000	152.7455	(152.7455)	0.0000	$5,975.00	$912,654	0,70%	0.00%
William M. Wetsman	125.2733	0.0000	125.2733	(125.2733)	0.0000	$5,975.00	$748,508	0.58%	0.00%
The Waze Family Trust	109.8889	0.0000	109.8889	(109.8889)	0.0000	$5,975.00	$656,586	0.51%	0.00%
David Horberg & Gail Horberg, JTWROS	97.8011	0.0000	97.8011	(97.8011)	0.0000	$5,975.00	$584,362	0.45%	0.00%
Frederick Rapoport Family Limited Partnership	97.8011	0.0000	97.8011	(97.8011)	0.0000	$5,975.00	$584,362	0.45%	0.00%
Joel H. Shapiro	97.8011	0.0000	97.8011	(97.8011)	0.0000	$5,975.00	$584,362	0.45%	0.00%
S.S.J. Investments	97.8011	0.0000	97.8011	(97.8011)	0.0000	$5,975.00	$584,362	0.45%	0.00%
Gene Turban Trust	97.8011	0.0000	97.8011	(97.8011)	0.0000	$5,975.00	$584,362	0.45%	0.00%
Wake Forest, Inc.	97.8011	0.0000	97.8011	(97.8011)	0.0000	$5,975.00	$584,362	0.45%	0.00%
Bob Armstrong, Inc.	54.9444	0.0000	54.9444	(54.9444)	0.0000	$5,975.00	$328,293	0.25%	0,00%
Donald G. Cox	54.9444	0.0000	54.9444	(54.9444)	0.0000	$5,975.00	$328,293	0.25%	0,00%
Harvey M. Franklin & Josephine M Franklin, JTWROS	54.9444	0.0000	54.9444	(54.9444)	0.0000	$5,975.00	$328,293	0.25%	0,00%
A. Michael Levin Revocable Trust	54.9444	0.0000	54.9444	(54.9444)	0.0000	$5,975.00	$328,293	0.25%	0.00%
Megdall Partnership	54.9444	0.0000	54.9444	(54.9444)	0.0000	$5,975.00	$328,293	0.25%	0.00%
Mark J. Moss Employees Profit Sharing Plan	54.9444	0.0000	54.9444	(54.9444)	0.0000	$5,975.00	$328,293	0.25%	0.00%
James Howard Sherman Trust	54.9444	0.0000	54.9444	(54.9444)	0.0000	$5,975.00	$328,293	0.25%	0.00%
Paul Tai & Tiana Tai, JTWROS	54.9444	0.0000	54.9444	(54.9444)	0.0000	$5,975.00	$328,293	0.25%	0.00%
Roberto L. Valdesuso, MD	54.9444	0.0000	54.9444	(54.9444)	0.0000	$5,975.00	$328,293	0.25%	0.00%
WCT Investment Trust	51.9225	0.0000	51.9225	(51.9225)	0.0000	$5,975.00	$310,237	0.24%	0.00%
Ronald D. Sider Revocable Trust	48.9005	0.0000	48.9005	(48.9005)	0.0000	$5,975.00	$292,180	0.22%	0.00%
Norman H. Rosen & Mary Pat Rosen, JTWROS	44.9999	0.0000	44.9999	(44.9999)	0.0000	$5,975.00	$268,874	0.21%	0.00%
Marilyn Y. Borkin	42.8567	0.0000	42.8567	(42.8567)	0.0000	$5,975.00	$256,069	0.20%	0.00%
Aaron D. Cushman	42.8567	0.0000	42.8567	(42.8567)	0.0000	$5,975.00	$256,069	0.20%	0.00%
Otto Gago	42.8567	0.0000	42.8567	(42.8567)	0.0000	$5,975.00	$256,069	0.20%	0.00%
Arthur B. Kellert	42.8567	0.0000	42.8567	(42.8567)	0.0000	$5,975.00	$256,069	0.20%	0.00%
H. Paul Koepke, Jr. Revocable Trust	42.8567	0.0000	42.8567	(42.8567)	0.0000	$5,975.00	$256,069	0.20%	0.00%
Bernard Meyers Revocable Trust	42.8567	0.0000	42.8567	(42.8567)	0.0000	$5,975.00	$256,069	0.20%	0.00%
Joe D. Morris, Trustee	42.8567	0.0000	42.8567	(42.8567)	0.0000	$5,975.00	$256,069	0.20%	0.00%
NPM Trust	42.8567	0.0000	42.8567	(42.8567)	0.0000	$5,975.00	$256,069	0.20%	0.00%
Bradley J. Schram Revocable Living Trust	42.8567	0.0000	42.8567	(42.8567)	0.0000	$5,975.00	$256,069	0.20%	0.00%
Michael W. Freedman	27.8568	0.0000	27.8568	(27.8568)	0.0000	$5.975.00	$166,444	0.13%	0.00%
Paul R. Dimond	27.4722	0.0000	27.4722	(27.4722)	0.0000	$5,975.00	$164,146	0.13%	0.00%
Herbert Glass	25.7140	0.0000	25.7140	(25.7140)	0.0000	$5,975.00	$153,641	0.12%	0.00%
D. Keith Hayward	24.4503	0.0000	24.4503	(24.4503)	0.0000	$5,975.00	$146,091	0.11%	0.00%
Alex F. Kato	24.4503	0.0000	24.4503	(24.4503)	0.0000	$5,975.00	$146,091	0.11%	0.00%
Dr. Marvin Borsand	21.4283	0.0000	21.4283	(21.4283)	0.0000	$5,975.00	$128,034	0.10%	0.00%
Dr. Albert C. Cattell Trust	21.4283	0.0000	21.4283	(21.4283)	0.0000	$5,975.00	$128,034	0.10%	0.00%
Jeffrey Howard Trust	21.4283	0.0000	21.4283	(21.4283)	0.0000	$5,975.00	$128,034	0.10%	0.00%
Salvatore LoChico & Pauline LoChico, JTWROS	21.4283	0.0000	21.4283	(21.4283)	0.0000	$5,975.00	$128,034	0.10%	0,00%
R. Gordon Mathews	21.4283	0.0000	21.4283	(21.4283)	0.0000	$5,975.00	$128,034	0.10%	0,00%
Lawrence H. Megdall	21.4283	0.0000	21.4283	(21.4283)	0.0000	$5,975.00	$128,034	0 10%	0,00%
Howard E. Phillips	21.4283	0.0000	21.4283	(21.4283)	0.0000	$5,975,00	$128,034	0.10%	0.00%
Marty Polin Trust	21.4283	0.0000	21.4283	(21.4283)	0.0000	$5,975.00	$128,034	0.10%	0.00%
Robin Jo Draper	21.4283	0.0000	21.4283	(21.4283)	0.0000	$5,975.00	$128,034	0,10%	0.00%
Richard L. Dan	21.4283	0.0000	21.4283	(21.4283)	0.0000	$5,975.00	$128,034	0,10%	0.00%
Gail Berman	21.4283	0.0000	21.4283	(21.4283)	0.0000	$5,975.00	$128,034	0.10%	0.00%

	Current
				Shares	Post Recap	Per Share		Current %	Post Recap
Name	Shares	Options	Total	Repurchased	Diluted Shares	Valuation	Proceeds	Ownership	Ownership
Robert S. Moss	21.4283	0.0000	21.4283	(21.4283)	0.0000	$5,975.00	$128,034	0.10%	0.00%
Isadore Silverman Revocable Trust	18.3185	0.0000	18.3185	(18.3185)	0.0000	$5,975.00	$109,453	0.08%	0.00%
Margo Katz	18.3081	0.0000	18.3081	(18.3081)	0.0000	$5,975.00	$109,391	0.08%	0.00%
Stuart M. Sakwa Trust	18.3081	0.0000	18.3081	(18.3081)	0.0000	$5,975.00	$109,391	0.08%	0.00%
Spilkin Family Trust	18.3075	0.0000	18.3075	(18.3075)	0.0000	$5,975.00	$109,387	0.08%	0.00%
Eileen Weiser	13.7361	0.0000	13.7361	(13.7361)	0.0000	$5,975.00	$82,073	0.06%	0.00%
Michelle Areeda	10.7142	0.0000	10.7142	(10.7142)	0.0000	$5,975.00	$64,017	0.05%	0.00%
Andrew Spilkin	8.3400	0.0000	8.3400	(8.3400)	0.0000	$5,975.00	$49,832	0.04%	0.00%
Emily Spilkin	8.3400	0.0000	8.3400	(8.3400)	0.0000	$5,975.00	$49,832	0.04%	0.00%

Total Minority Shareholders	4,877.0248	0.0000	4,877.0248	(4,877.0248)	0.0000		$29,140,223	22.41%	0.00%

Richard H. Smith(1)	871.7486	515.7000	1,387.4486	0.0000	1,387.4486	$0.00	$0	6.38%	10.94%
William S. Weaver Revocable Trust(1)	598.0836	329.8000	927.8836	(571.8836)	356.0000	$5,975.00	$3,417,005	4.26%	2.81%
James M. Thomas(1)	60.0609	56.8000	116.8609	0.0000	116.8609	$0.00	$0	0.54%	0.92%
Thomas B. Dulapa(1)	42.1297	56.8000	98.9297	0.0000	98.9297	$0.00	$0	0.45%	0.78%
Francis P. McGovern	0.0000	42.5000	42.5000	0.0000	42.5000	$0.00	$0	0.20%	0.34%
John C. Bures	0.0000	40.0000	40.0000	0.0000	40.0000	$0.00	$0	0.18%	0.32%
Marcia Paulsen(1)	35.8609	0.0000	35.8609	0.0000	35.8609	$0.00	$0	0.16%	0.28%
Chris P. Dondzila(1)	17.9297	0.0000	17.9297	0.0000	17.9297	$0.00	$0	0.08%	0.14%
Robert Butterworth	0.0000	5.5000	5.5000	0.0000	5.5000	$0.00	$0	0.03%	0.04%

Total Management Shareholders	1,625.8134	1,047.1000	2,672.9134	(571.8836)	2,101.0298		$3,417,005	12.28%	16.56%

Glencoe Capital, LLC(4)	6,956.9059	0.0000	6,956.9059	0.0000	6,956.9059	$0.00	$0	31.97%	54.85%

Grand Total	20,509.5801	1,250.3000	21,759.8801	(9,075.4264)	12,684.4537		$60,111,258	100.00%	100.00%

(1)	Includes shares held of record by 4SFW, LLC.

(2)	Includes shares held of record by Shaw-Fin Holdings, LLC.

(3)	Includes shares held of record by 4SFW, LLC, attributed by 4SFW, LLC to Larry Spilkin.

(4)	Ownership composed of 400 shares of Preferred Stock of First Mercury Holdings, Inc. convertible into common as provided.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.
p

HOLDINGS:

FIRST MERCURY HOLDINGS, INC.

By:	/s/ Richard H. Smith

Name:
Title:

ADDRESS:	29621 Northwestern Highway
Southfield, Michigan 48034

THE COMPANY:

FIRST MERCURY FINANCIAL CORPORATION
By: /s/ Richard H. Smith

Name:
Title:

ADDRESS:	29621 Northwestern Highway
Southfield, Michigan 48034

MR. SHAW

/s/ Jerome M. Shaw

Jerome M. Shaw, individually

ADDRESS: 4751 Cove Road
Orchard Lake, MI 48323
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

GC-HOLDINGS:

FMFC HOLDINGS, LLC

By:	Glencoe Capital, LLC
Its:	Manager

By:	/s/ G. D. Patterson

Name:	G. D. Patterson
Title:	Principal

ADDRESS:	222 West Adams Street
Suite 1000
Chicago, IL 60606
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

MR. WEAVER

/s/ William S. Weaver

William S. Weaver, individually

William S. Weaver Revocable Trust

/s/ William S. Weaver

(signature)

(print name)

Trustee

(title)

ADDRESS:	47455 Blue Heron Court
Northville, MI 48167
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

4SFW, L.L.C.

/s/ William S. Weaver

(signature)

William S. Weaver

(print name)

Member

(title)

ADDRESS:	c/o Larry Spilkin
P.O. Box 5039
Southfield, MI 48086-5039
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SKG-64, LLC

/s/ William S. Weaver

(signature)

William S. Weaver

(print name)

Member

(title)

ADDRESS:	c/o Larry Spilkin
P.O. Box 5039
Southfield, MI 48086-5039
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

MANAGER:

/s/ Richard H. Smith

Richard H. Smith

ADDRESS:	847 McDonald
Northville, MI 48167
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

MANAGER:

/s/ John C. Bures

John C. Bures

ADDRESS:	46625 Covington Dr.

Macomb, MI 48044

[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

MANAGER:

/s/ Thomas B. Dulapa

Thomas B. Dulapa

ADDRESS:	4487 Timberlake Court
Shelby Twp., MI 48317
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

MANAGER:

/s/ James M. Thomas

James M. Thomas

ADDRESS:	32391 Dunford Street
Farmington Hills, MI 48334
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

MANAGER:

/s/ Marcia Paulsen

Marcia Paulsen

ADDRESS:	43895 Cherry Grove Ct. W

Canton, MI 48188

[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

MANAGER:

/s/ Chris P. Dondzila

Chris P. Dondzila

ADDRESS:	5549 Arapaho Pass

Pinckney, MI 48169

[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

Susann Spilkin Revocable Trust

/s/ Larry Spilkin

(signature)

Susann Spilken

(print name)

Co-Trustees

(title)

ADDRESS:	29621 Northwestern Hwy.
Southfield, MI 48034
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

/s/ Bruce Seyburn

Bruce Seyburn

ADDRESS:	2000 Town Center, Suite 1500
Southfield, MI 48075-1195
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

/s/ Scott Turban

Scott Turban

ADDRESS:	2363 Pebblefork Lane
Northfield, IL 60093
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

/s/ William M. Wetsman

William M.Wetsman

ADDRESS:	P.O. Box 3032-282
Birmingham, MI 48012
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

The Waze Family Trust

/s/ Herbert Waze

(signature)

HERBERT WAZE

(print name)

TRUSTEE

(title)

(signature)

(print name)

(title)

ADDRESS:	Mr. and Mrs. Waza, Co-Trustees
7465 E. Mercer Lane
Scottsdale, AZ 85260
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

David Horberg & Gail Horberg, JTWROS

/s/ David Horberg

(signature)

David Horberg

(print name)

(title)

/s/ Gail Horberg

(signature)

Gail Horberg

(print name)

(title)

ADDRESS:	803 Turnberry Lane
Northbrook, IL 60062
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

Frederick Rapoport Family Limited Partnership

/s/ Bradley J. Schram

(signature) Power of Attorney from Frederick Rapport

Bradley J. Schram

(print name)

Trustee with Authorized Signatory by Frederick Rapport

(title)

ADDRESS:	7980 Lawrence
West Bloomfield, MI 48322
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

/s/ Joel H. Shapiro

Joel H. Shapiro

ADDRESS:	1421 Lochridge
Bloomfield Hills, MI 48304
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

S.S.J. Investments

/s/ Edward Rosenbloom

(signature)

Edward Rosenbloom

(print name)

Partner

(title)

ADDRESS:	Attn: Edward Rosenbloom
30230 Orchard Lake Road
Suite 200
Farmington Hills, MI 48334
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

Gene Turban Trust

/s/ Gene Turban

(signature)

Gene Turban

(print name)

Trustee

(title)

ADDRESS:	Gene Turban, Trustee
1160 Wade
Highland Park, IL 60035
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

Bob Armstrong, Inc.

/s/ A. Robert Armstrong

(signature)

A. Robert Armstrong

(print name)

President

(title)

ADDRESS:	Attn: Robert Armstrong
10066 Creekwood Circle
Plymouth, MI 48170
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

/s/ Donald G. Cox

Donald G. Cox

ADDRESS:	34501 Commerce Road
Fraser, MI 48026
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

Harvey M. Franklin & Josephine M. Franklin, JTWROS

/s/ Harvey M. Franklin

(signature)

Harvey M. Franklin

(print name)

(title)

/s/ Josephine M. Franklin

(signature)

Josephine M. Franklin

(print name)

(title)

ADDRESS:	684 Falmouth Drive
Bloomfield Hills, MI 48304
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

A. Michael Levin Revocable Trust

/s/ A. Michael Levin

(signature)

A. Michael Levin

(print name)

Trustee

(title)

ADDRESS:	6232 Charles Drive
West Bloomfield, MI 48322
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

Megdall Partnership

/s/ Stuart Megdall

(signature)

Stuart Megdall

(print name)

Partner

(title)

ADDRESS:	Attn: Adell Megdall
488 Vinewood
Birmingham, MI 48009
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

Mark J. Moss Employees Profit Sharing Plan

/s/ Mark J. Moss

(signature)

Mark J. Moss

(print name)

President/Trustee

(title)

ADDRESS:	29701 W. Six Mile Road
Livonia, MI 48152
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

James Howard Sherman Trust

/s/ James H. Sherman

(signature)

James H. Sherman

(print name)

Trustee

(title)

ADDRESS:	1440 Old Salem Court
Birmingham, MI 48009
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

Paul Tai & Tiana Jai, JTWROS

/s/ Paul Tai

(signature)

Paul Tai

(print name)

(title)

/s/ Tiana Tai

(signature)

Tiana Tai

(print name)

(title)

ADDRESS:	421 Glazier Road
Chelsea, MI 48118
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

/s/ Roberto I. Valdesuso, MD

Roberto I. Valdesuso, MD

ADDRESS:	352 W. 30 Road
Boon, MI 49618-9700
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

WCT Investment Trust

/s/ William C. Tyler

(signature)

William C. Tyler

(print name)

Trustee

(title)

ADDRESS:	William C. Tyler, Trustee
3100 Hunting Valley Drive
Ann Arbor, MI 48104
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

Ronald D. Sider & Barbara C. Sider, JTWROS

/s/ Ronald D. Sider

(signature)

Ronald D. Sider

(print name)

Joint Tenant

(title)

/s/ Barbara C. Sider

(signature)

Barbara C. Sider

(print name)

Joint Tenant

(title)

ADDRESS:	6639 Audubon Trace West West Palm Beach, FL 33412
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

Norman H. Rosen & Mary Pat Rosen, JTWROS

/s/ Norman H. Rosen

(signature)

Norman H. Rosen

(print name)

(title)

/s/ Mary Pat Rosen

(signature)

Mary Pat Rosen

(print name)

(title)

ADDRESS:	75 Harlan Drive
Bloomfield Hills, MI 48304-3314
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

/s/ Marilyn Y. Borkin

Marilyn Y. Borkin

ADDRESS:	1201 S. Ocean Dr., #801-N
Hollywood, FL 33019
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

/s/ Aaron D. Cushman

Aaron D. Cushman

ADDRESS:	2521 Augusta Way
Highland Park, IL 60035
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

/s/ Otto Gago

Otto Gago

ADDRESS:	811 Barton Shore Drive
Ann Arbor, MI 48105
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

/s/ Arthur B. Kellert

Arthur B. Kellert

ADDRESS:	35519 Michigan East
Wayne, MI 48184
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

H. Paul Koepke, Jr. Revocable Trust

/s/ H. Paul Koepke, Jr. Revocable Trust

(signature)

H. PAUL KOEPKE JR.

(print name)

TTEE

(title)

ADDRESS:	H. Paul Koepke, Jr., Trustee
28 Glenmoor Place
Hilton Head, SC 29926
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

Bernard Meyers Revocable Trust

/s/ Bernard Meyers

(signature)

BERNARD MEYERS

(print name)

TRUSTEE

(title)

ADDRESS:	975 Brand Lane
Deerfield, IL 60015
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

NPM Trust

/s/ Pamela Netzky

(signature)

PAMELA NETZKY

(print name)

TRUSTEE

(title)

ADDRESS:	Pamela Netzky, Trustee
Third Floor
55 East Superior Street
Chicago, IL 60611
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

Bradley J. Schram Recovable Living Trust

/s/ Bradley J. Schram

(signature)

Bradley J. Schram

(print name)

TRUSTEE

(title)

ADDRESS:	1760 S. Telegraph Road,
Suite 300
Bloomfield Hills, MI 48302
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

/s/ Michael W. Freedman

Michael W. Freedman

ADDRESS:	30400 Telegraph Road,
Suite 435
Bingham Farms, MI 48025-4541
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

/s/ Paul R. Dimond

Paul R. Dimond

ADDRESS:	1286 Stags Leap
Ann Arbor, MI 48103
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

/s/ Herbert Glass

Herbert Glass

ADDRESS:	30400 Telegraph Road,
Suite 435
Bingham Farms, MI 48025-4541
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

/s/ D. Keith Hayward

D. Keith Hayward

ADDRESS:	3848 Michael Road, South
Ann Arbor, MI 48103
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

/s/ Alex F. Kato

Alex F. Kato

ADDRESS:	11091 Harry Court
Brighton, MI 48116
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

/s/ Dr. Marvin A. Borsand

Dr. Marvin A. Borsand

ADDRESS:	5338 East Arcadia Lane Phoenix, AZ 85018
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

Dr. Albert C. Cattell Trust

/s/ Albert C. Cattell

(signature)

Albert C. Cattell

(print name)

Trustee

(title)

ADDRESS:	706 West Huron Street
Ann Arbor, MI 48103
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

Jeffrey Howard Trust

/s/ Jeffrey Howard Trust

(signature)

Jeffrey Howard

(print name)

Trustee

(title)

ADDRESS:	100 Bloomfield Hills Parkway
Suite 200
Bloomfield Hills, MI 48304
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

Salvatore LoChirco & Pauline LoChirco, JTWROS

/s/ Salvatore LoChirco

(signature)

Salvatore LoChirco

(print name)

(title)

/s/ Pauline LoChirco

(signature)

Pauline LoChirco

(print name)

(title)

ADDRESS:	3151 Meriett Ct.
Shelby Township, MI 48316-1362
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

/s/ R. Gordon Mathews

R. Gordon Mathews

ADDRESS:	Mathews-Phillips Mgmt. Co. #500
650 Washington Road
Pittsburgh, PA 15228
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

/s/ Lawrence H. Megdall

Lawrence H. Megdall

ADDRESS:	4627 Cimarron
Bloomfield Hills, MI 48302
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

Marty Polin Trust

/s/ Marty Polin

(signature)

Marty Polin

(print name)

Trustee

(title)

ADDRESS:	2550 Salceda Drive
Northbrook, IL 60062
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

Isadore Silverman Revocable Trust

/s/ Isadore Silverman

(signature)

Isadore Silverman

(print name)

Trustee

(title)

ADDRESS:	29200 Northwestern Hwy.,
Suite 150
Southfield, MI 48034
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

/s/ Margo Katz

Margo Katz

ADDRESS:	6023 Indianwood
Bloomfield Hills, MI 48301
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

Stuart M. Sakwa Trust

Stuart M. Sakwa

(signature)

Stuart M. Sakwa

(print name)

Trustee

(title)

ADDRESS:	Stuart M. Sakwa, Trustee
c/o 29200 Northwestern Hwy.,
Suite 150
Southfield, MI 48034
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

/s/ Michelle Areeda

Michelle Areeda

ADDRESS:	1240 Buckingham
Birmingham, MI 48009
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

Wake Forest, Inc.

/s/ Reginald Winssinger

(signature)

Reginald Winssinger

(print name)

President

(title)

ADDRESS:	2944 N. 44th Street, Suite 200
Scottsdale, AZ 85260
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

Spilkin Family Trust

/s/ Edward S. Spilkin

(signature)

SPILKIN FAMILY TRUST

(print name)

TRUSTEE

(title)

ADDRESS:	1314 Hidden Plateau Court
El Cajon, CA 92019
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

Andrew Z. Spilkin Revocable Trust

/s/ Andrew Spilkin

(signature)

Andrew Spilkin

(print name)

Trustee

(title)

ADDRESS:	4511 Brafferton Drive
Bloomfield Hills, MI 48302
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

/s/ Gail D. Berman

Gail D. Berman

ADDRESS:	115 Eastwood
Deerfield, IL 60015
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

/s/ Richard L. Dan

Richard L. Dan

ADDRESS:	4045 Dixon
Hoffman Estates, IL 60195
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

/s/ Robin Jo Draper

Robin Jo Draper

ADDRESS:	5926 Neva
Chicago, IL 60631
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

/s/ Robert S. Moss

Robert S. Moss

ADDRESS:	184 Cedar
Highland Park, IL 60035
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]

SELLING SHAREHOLDER:

/s/ Emily Spilkin

Emily Spilkin

ADDRESS:	3537 Smuggler Way
Boulder, CO 80305
[SIGNATURE PAGE TO THE STOCK CONTRIBUTION AGREEMENT]